UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 5.07 below, at the annual meeting of stockholders of Gevo, Inc. (the “Company”) held on June 6, 2013 (the “Annual Meeting”), the Company’s stockholders approved a proposal to amend and restate the Gevo, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) to, among other things, increase the number of shares of the Company’s common stock, par value $0.01 per share, reserved for issuance under the 2010 Plan (the “Plan Amendment”). On March 15, 2013 the Company’s Board of Directors (the “Board”) had approved the Plan Amendment, subject to stockholder approval.

As described in the Company’s Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 24, 2013 (the “Proxy Statement”), the Plan Amendment increases the number of shares of the Company’s common stock reserved for issuance under the 2010 Plan from 2,571,286 to 5,571,286. This is an increase of 3,000,000 shares that will be used to provide equity incentives to employees, consultants and directors of the Company and its affiliates. As a result of the Plan Amendment, the Company expects to have sufficient shares available under the 2010 Plan for the next two to three years.

In addition, the Plan Amendment increases the percentage of awards that may be granted without vesting limitations from 10% to 15% of the shares available for issuance under the 2010 Plan (subject to adjustment under certain other provisions of the 2010 Plan), and expands the permissible performance measures that can be used for performance-based awards. In particular, the Plan Amendment permits any form of income or profit to be utilized, not just basic, diluted, or adjusted earnings per share; expands basic or adjusted net income to include gross margin or similar income or profit measures; and broadens economic value added to include economic profit or other similar measures of residual income. The Plan Amendment also adds the following new categories of performance measures: cash usage; costs; technology development; and securement of intellectual property rights. Finally, the Plan Amendment makes clear that the measure for earnings before interest, taxes, and/or other adjustments (“EBITDA”) may or may not include other adjustments, and that measures concerning returns on equity, assets, capital, or revenue include only similar return measures, not similar measures generally.

The descriptions of the Plan Amendment contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2010 Plan, as amended and restated, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 and the number of authorized shares of preferred stock from 5,000,000 to 10,000,000 (the “Certificate of Amendment”). On March 15, 2013 the Company’s Board had approved the Certificate of Amendment, subject to stockholder approval.

The Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, and it became effective, on June 7, 2013. The descriptions of the Certificate of Amendment contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 6, 2013, the Company’s stockholders voted on certain matters. As of the record date for the Annual Meeting, there were 44,046,929 shares of the Company’s common stock outstanding. At the Annual Meeting, the holders of 36,731,492 shares were represented in person or by proxy. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are set out in more detail in the Proxy Statement.

1.	The stockholders considered a proposal to elect each of Messrs. Shai Weiss, Gary W. Mize and Bruce A. Smith to serve as Class III members of the Board. The nominees for election to serve as Class III members of the Board were elected, each to serve for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Shai Weiss	23,261,884	—	818,070	12,651,538
Gary W. Mize	23,341,845	—	738,109	12,651,538
Bruce A. Smith	22,861,692	—	1,218,262	12,651,538

2.	The stockholders considered a proposal to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 and the number of authorized shares of preferred stock from 5,000,000 to 10,000,000. This proposal was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,255,152	7,328,359	85,908	62,073

3.	The stockholders considered a proposal to amend and restate the Gevo, Inc. 2010 Stock Incentive Plan. This proposal was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,405,735	3,542,810	131,409	12,651,538

4.	The stockholders considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal was approved based upon the following votes:

Votes For	Votes Against	Abstentions
35,875,873	745,576	110,042

5.	The stockholders considered a proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. This proposal was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,253,896	2,775,875	50,183	12,651,538

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Gevo, Inc.

10.1	Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett K. E. Lund
Brett K. E. Lund
Executive Vice President, General Counsel & Secretary

Date: June 10, 2013